Tecogen Secures Revolving Line of Credit for up to $10 Million
WALTHAM, Mass., May 8, 2018- Tecogen Inc. (NASDAQ: TGEN), a leading manufacturer of clean energy cogeneration products that, through patented technology, nearly eliminate criteria pollutants and significantly reduce a customer's carbon footprint, is pleased to announce that it has entered into an agreement with Webster Business Credit Corporation for a secured revolving line of credit for up to $10 million, with a term of three years. The availability of funds is based on the Company’s accounts receivable, raw materials, and finished goods. The Company plans to use the line of credit to repay existing debt, for working capital, and for expansion and growth.
The Company’s Chief Accounting Officer noted, “The liquidity that a $10 million line of credit provides will improve our ability to focus on growth and reduce our cost of borrowing. With additional working capital we will be better positioned to take on larger projects.”
Benjamin Locke, Tecogen’s CEO stated, “Access to these funds allows the Company to focus on growth, including research and development efforts, commercialization of our Ultera emissions control technology in both forktrucks and automobiles, and expansion into new markets for our products.”
“We are pleased to partner with Tecogen and their management team by providing financing to support a company strategically positioned for growth,” commented Warren K. Mino, President, Webster Business Credit Corporation.
About Tecogen
Tecogen Inc. designs, manufactures, sells, installs, and maintains high efficiency, ultra-clean, cogeneration products including natural gas engine-driven combined heat and power, air conditioning systems, and high-efficiency water heaters for residential, commercial, recreational and industrial use. The company is known for cost efficient, environmentally friendly and reliable products for energy production that, through patented technology, nearly eliminate criteria pollutants and significantly reduce a customer’s carbon footprint.
In business for over 35 years, Tecogen has shipped more than 3,000 units, supported by an established network of engineering, sales, and service personnel across the United States. For more information, please visit www.tecogen.com or contact us for a free Site Assessment.
Tecogen, InVerde, InVerde e+, Ilios, Tecochill, and Ultera are registered trademarks or trademarks pending registration of Tecogen Inc.
Forward Looking Statements
This press release contains “forward-looking statements” which may describe strategies, goals, outlooks or other non-historical matters, or projected revenues, income, returns or other financial measures, that may include words such as "believe," "expect," "anticipate," "intend," "plan,"  "estimate," "project," "target," "potential," "will," "should," "could," "likely," or "may" and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.

In addition to those factors described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: fluctuations in demand for our products and services, competing technological developments, issues relating to research and development, the availability of incentives, rebates, and tax benefits relating to our products and services, changes in the regulatory environment relating to our products and services, integration of acquired business operations, and the ability to obtain financing on favorable terms to fund existing operations and anticipated growth.
Tecogen Media & Investor Relations Contact Information:

Bonnie Brown, CAO
P: (781) 522-6020
E: Bonnie.Brown@Tecogen.com

John N. Hatsopoulos
P: (781) 622-1120
E: John.Hatsopoulos@Tecogen.com